Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-149989 on Form S-8 of our report dated June 23, 2009, appearing in this Annual Report on Form 11-K of the Dominion Transmission and Hope Gas Union Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia

June 23, 2009